SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-12	☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

NETSCREEN TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NetScreen Technologies, Inc.

805 11th Avenue, Building 3

Sunnyvale, California 94089

January 28, 2004

To	Our Stockholders:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of NetScreen Technologies, Inc. to be held at our executive offices, located at 805 11th Avenue, Building 3 in Sunnyvale, California, on Friday, March 5, 2004 at 9:00 a.m. Pacific Time.

The matters expected to be acted upon at the meeting are described in detail in the following notice of the 2004 Annual Meeting of Stockholders and proxy statement.

It is important that you use this opportunity to take part in the affairs of NetScreen Technologies, Inc. by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Robert D. Thomas

President and Chief Executive Officer

NetScreen Technologies, Inc.

805 11th Avenue, Building 3

Sunnyvale, California 94089

NOTICE OF THE 2004 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of NetScreen Technologies, Inc. will be held at our executive offices, located at 805 11th Avenue, Building 3 in Sunnyvale, California, on Friday, March 5, 2004 at 9:00 a.m. Pacific Time, for the following purposes:

1.	To elect two Class III directors of NetScreen Technologies, Inc., each to serve until his successor has been elected and qualified or until his earlier resignation or removal;

2.	To ratify the selection of Ernst & Young LLP as independent auditors for NetScreen Technologies, Inc. for the fiscal year ending September 30, 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the accompanying proxy statement.

Only stockholders of record at the close of business on January 15, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Remo E. Canessa

Chief Financial Officer and

Corporate Secretary

Sunnyvale, California

January 28, 2004

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

NetScreen Technologies, Inc.

805 11th Avenue, Building 3

Sunnyvale, California 94089

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

January 28, 2004

The accompanying proxy is solicited on behalf of the board of directors of NetScreen Technologies, Inc., a Delaware corporation, for use at the 2004 Annual Meeting of Stockholders to be held at our executive offices, located at 805 11th Avenue, Building 3, in Sunnyvale, California, on Friday, March 5, 2004 at 9:00 a.m. Pacific Time. Only holders of record of our common stock at the close of business on January 15, 2004, which is the record date, will be entitled to vote at the Annual Meeting. The holders of a majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. All proxies will be voted in accordance with the instructions contained therein and, if no vote is specified, the proxies will be voted in favor of the nominees and the proposals presented in this proxy statement. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about February 2, 2004.

Voting Rights and Voting

Holders of our common stock are entitled to one vote for each share held as of the record date. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Stockholders whose shares are registered in their own names may vote by mailing a completed proxy card, via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you direct. If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your proxy statement over the Internet, you may nevertheless be eligible to vote your shares over the Internet or by telephone rather than by mailing a completed voting instruction card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage house for availability and instructions. If Internet or telephone voting is unavailable from your bank or brokerage house, please complete and return the enclosed proxy card in the self-addressed, postage paid envelope provided.

Outstanding Shares

At the close of business on the record date, January 15, 2004, we had 92,302,415 shares of common stock outstanding and entitled to vote.

Shares Needed for a Quorum

A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business.

Vote Required to Approve the Proposals

With respect to Proposal No. 1, directors will be elected by a plurality of the votes of the shares of our common stock, present in person or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors. Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. None of the proposals are conditioned upon the approval by our stockholders of any of the other proposals.

Effect of Broker Non-Votes, Abstentions and Directions to Withhold Voting Authority

Some stockholders of record, such as brokers, are nominees holding shares on behalf of beneficial owners. Such nominees seek voting instructions from the beneficial owners of the shares they hold of record. If the beneficial owners give voting instructions to the nominees, the shares will be voted and counted as votes in favor or against the proposals as indicated in the voting instructions. If the beneficial owners give no voting instructions to the nominee on a matter that is deemed “routine,” such as the matters presented in this proxy statement, the nominees may vote the shares in their discretion either for or against the routine proposals. In any event, the shares held by the nominees will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.

Abstentions with regard to the election of directors, and directions to withhold voting authority for one or more members of the board of directors, will have no effect on the outcome of the election of directors. Abstentions with regard to Proposal No. 2, ratification of the selection of Ernst & Young LLP as independent auditors, have the effect of votes against such proposal. Abstentions will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.

Adjournment of Meeting

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, shares present in person or the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies to be voted at the Annual Meeting. Following the original mailing of the proxies and other proxy materials, we and our agents may also solicit proxies by mail, telephone, Internet, telegraph or in person. Following the original mailing of the proxies and other proxy materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other annual meeting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In these cases, we will reimburse such record holders for their reasonable expenses if requested to do so.

Revocability of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to the Annual Meeting, or at the Annual Meeting prior to the vote to which the proxy relates. A proxy may be revoked by any of the following methods:

•	a written instrument delivered to us stating that the proxy is revoked;

•	a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting; or

•	attendance at the Annual Meeting and voting in person.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.

Annual Report

Our annual report to stockholders for the fiscal year ended September 30, 2003 has been mailed concurrently with the mailing of the notice of Annual Meeting and this proxy statement to all stockholders of record as of January 15, 2004. The annual report to stockholders is not incorporated into this proxy statement and is not considered proxy solicitation material.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect two Class III directors, each to hold office until the 2007 Annual Meeting of Stockholders and until his successor has been elected and qualified or until such director’s earlier resignation or removal. Our board is divided into three classes that serve staggered three-year terms. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for a substitute nominee as the proxy holder may determine. All nominees have agreed to serve as a director if elected.

Directors and Nominees

The names of the nominees for election as Class III members of our board of directors, and information about each of them, are set forth below.

Name	Age	Principal Occupation	Director Since
Michael L. Goguen	39	General Partner, Sequoia Capital	1998
Robert D. Thomas	54	President and Chief Executive Officer of NetScreen Technologies, Inc.	1998

Michael L. Goguen has served as a member of our board of directors since May 1998. Mr. Goguen has held various positions at Sequoia Capital, a venture capital firm, since 1996 and has been a general partner since 1997. Mr. Goguen serves as a director of several private companies. Mr. Goguen holds a B.S. in electrical engineering from Cornell University and an M.S. in electrical engineering from Stanford University.

Robert D. Thomas has served as our president and chief executive officer and as a member of our board of directors since October 1998. From 1989 to September 1998, Mr. Thomas served in several roles at Sun Microsystems, Inc., a computer hardware and software company, including general manager of intercontinental operations for Sun’s software business, director of international market development, and director of marketing in Australia and New Zealand. Mr. Thomas holds a B.S. in mathematics from Adelaide University in Australia.

In addition to these nominees, our board of directors includes Alan L. Earhart, Katherine M. Jen and Frank J. Marshall, who serve as Class I directors that will stand for reelection at our 2005 Annual Meeting, and Feng Deng, Thomas F. Mendoza and Victor E. Parker, Jr., who serve as Class II directors that will stand for reelection at our 2006 Annual Meeting. More information regarding these directors can be found below under the caption “Executive Officers and Directors.”

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF

EACH OF THE NOMINEES LISTED ABOVE.

Board Meetings and Board Committees

Board Meetings

The board met ten times, including telephone conference meetings, during our last fiscal year. No director attended fewer than 75% of the total number of meetings held by the board and by all committees of the board on which such director served.

Board Committees

Our board of directors has a compensation committee, an audit committee and a nominating and corporate governance committee.

Compensation Committee.    The current members of our compensation committee are Messrs. Goguen, Marshall and Mendoza, each of whom qualifies as an independent director under the rules of The Nasdaq Stock Market. The compensation committee reviews and determines salaries, equity grants and incentive compensation for our chief executive officer and other executive officers and reviews and approves compensation plans, programs and guidelines applicable to our employees generally. The compensation committee also administers our 1997 Equity Incentive Plan, 2001 Equity Incentive Plan, 2002 Stock Option Plan and 2001 Employee Stock Purchase Plan. The compensation committee acts pursuant to a written charter adopted by the board which is posted on our website at http://www.netscreen.com/company/corp_governance. The compensation committee met two times during the fiscal year ended September 30, 2003.

Audit Committee.    The current members of our audit committee are Messrs. Earhart, Marshall and Parker, each of whom is a non-employee director who meets the independence and other requirements to serve on our audit committee under the rules of The Nasdaq Stock Market. Our board of directors has determined that Mr. Earhart is an “audit committee financial expert” as defined by SEC rules. Our audit committee oversees all aspects of our accounting, audit and financial reporting functions, including the disclosure controls and procedures and internal controls and procedures relating thereto, monitors the adequacy of our accounting and financial reporting practices, appoints and evaluates the independence and performance of our independent auditors, pre-approves all audit services to be provided by any accounting firm, including our independent auditors, and all non-audit services to be provided by our independent auditors and provides the board of directors such additional information and materials as it may deem necessary to make the board aware of significant financial, accounting and internal control matters that require the attention of the board. The audit committee acts pursuant to a written charter adopted by the board, which is attached to this proxy statement as Annex A and posted on our website at http://www.netscreen.com/company/corp_governance. The audit committee met four times during the fiscal year ended September 30, 2003.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee was established in November 2003. The current members of our nominating and corporate governance committee are Messrs. Earhart, Goguen and Marshall, each of whom qualifies as an independent director under the rules of The Nasdaq Stock Market. The nominating and corporate governance committee identifies, evaluates and recommends nominees for membership on our board of directors and is also responsible for the oversight of corporate governance matters, including periodic review of board committees, and compliance efforts regarding our corporate governance guidelines, codes of ethics and insider trading policy. The nominating and corporate governance committee acts pursuant to a written charter adopted by the Board which is available on our website at http://www.netscreen.com/company/corp_governance. The nominating and corporate governance committee did not meet during the fiscal year ended September 30, 2003.

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our board at our annual meeting of stockholders. To date, we have not received any recommendations from stockholders requesting that the nominating and corporate governance committee, or, prior to the establishment of the committee in November 2003, our board, consider a candidate for inclusion among the slate of nominees presented at our annual meeting of stockholders. The nominating and corporate governance committee considers qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our corporate secretary at 805 11th Avenue, Building 3, in Sunnyvale, California 94089. Submissions that are received that meet the criteria outlined below will be forwarded to the chairman of the nominating and corporate governance committee for further review and consideration. Such stockholder submissions should be forwarded to our corporate secretary at least six months prior to the 2005 Annual Meeting to ensure time for meaningful consideration by the nominating and corporate governance committee. The committee will review periodically whether a more formal policy regarding stockholder nominations should be adopted.

In evaluating director nominees, the nominating and corporate governance committee considers the following factors:

•	the business-related knowledge, skills and experience of nominees, including their understanding of the networking and security industry and NetScreen’s business in particular;

•	the resulting mix of talents and experience of our directors as a group;

•	experience with corporate governance matters and the compliance obligations of public companies, including experience with disclosure and accounting rules and practices;

•	the desire to maintain diversity, in the broadest sense, in the directors then comprising the board;

•	the integrity of the nominee;

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

•	the other business and professional commitments of the nominee, including the number of other boards on which the nominee serves, including public and private company boards as well as not-for-profit boards.

The nominating and corporate governance committee may also consider such other factors, in addition to the ones listed above, as it may deem are in the best interests of NetScreen and its stockholders. The nominating and corporate governance committee’s goal is to assemble a board that encompasses a variety of perspectives and skills derived from high-quality business and professional experience.

We have no stated minimum criteria for director nominees. The nominating and corporate governance committee does, however, believe it appropriate for at least one member of the board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the board meet the definition of “independent director” under rules of The Nasdaq Stock Market. The nominating and corporate governance committee also believes it appropriate for certain members of our management to participate as members of the board.

The nominating and corporate governance committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of such class of directors does not wish to continue in service or if the nominating and corporate governance committee or the board decides not to re-nominate a member of such class of directors for re-election, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the nominating and corporate governance committee and board are polled for suggestions as to individuals meeting the criteria of the nominating and corporate governance committee. Research may also be performed to identify qualified individuals. In the past we have engaged third party search firms to identify and assist in recruiting potential nominees to the board.

Although we do not have a formal policy regarding attendance by members of the board at our annual meeting of stockholders, we encourage directors to attend. In 2003, four of eight of our directors attended our annual meeting. The nominating and corporate governance committee will give consideration during the upcoming year of adopting a formal policy, so as to encourage further attendance by directors.

Contacting the Board of Directors

Any stockholder who desires to contact our chairman of the board or the other members of our board of directors may do so electronically by sending an email to the following address: bod@netscreen.com. Alternatively, a stockholder can contact our chairman of the board or the other members of our board of directors by writing to: Board of Directors, c/o Compliance Officer, NetScreen Technologies, Inc., 805 11th Ave., Building 3, Sunnyvale, California 94089. Communications received electronically or in writing are distributed to the chairman of the board or the other members of the board as appropriate depending on the facts and circumstances outlined in the communication received.

Director Independence

The board has determined that except for Messrs. Thomas and Deng, each of our directors qualifies as an independent director under the rules of The Nasdaq Stock Market. Messrs. Thomas and Deng are not considered independent because each serve as employees of NetScreen, with Mr. Thomas currently serving as our chief executive officer and Mr. Deng serving as our chief strategy officer.

Director Compensation

Cash Compensation.    Members of our board who are not NetScreen employees receive an annual retainer of $20,000 for their services as directors and $1,000 for each regular board, compensation committee, audit committee and nominating and corporate governance committee meeting attended ($1,500 for the chairman of the board and the respective committees). The total amount of cash compensation that each non-employee director may receive is limited to $40,000 per year. Additionally, our directors are reimbursed for their reasonable expenses in attending board and board committee meetings.

Option Grants.    Members of our board who are not NetScreen employees are eligible to participate in our 2001 Equity Incentive Plan. The option grants under this plan are generally intended to be formula grants, although our board has some discretion to vary the grants, and the exercise price of the options will be the fair market value of our common stock on the date of grant.

Each eligible director will be granted an initial option to purchase 50,000 shares when he or she first becomes a member of our board. In addition, each eligible director will automatically be granted an option to purchase 10,000 shares at each annual meeting after joining the board. Our board may make discretionary supplemental grants to an eligible director, but non-employee directors are not eligible to receive awards covering more than 60,000 shares in any calendar year. The options have ten-year terms and terminate three months after the date a director ceases to be a director or a consultant, or 12 months afterwards if the termination is due to death or disability. All options that were automatically granted under the 2001 Equity Incentive Plan prior to our 2003 Annual Meeting become vested and exercisable over a three-year period at a rate of 2.78% per month so long as the director continues as a member of our board or as a consultant. For all options automatically granted under the 2001 Equity Incentive Plan after our 2003 Annual Meeting, initial grants vest monthly over a four-year period at a rate of 2.08% per month, and annual grants will vest monthly over a one-year period at a rate of 8.33% per month so long as the director continues as a member of our board or as a consultant to NetScreen. In the event of our dissolution or liquidation or a change-in-control transaction, options automatically granted under the plan will become 100% vested and exercisable in full.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee has at any time since our formation been one of our officers or employees. None of our executive officers currently serves or has served as a member of the board of directors or compensation committee of any entity, an executive officer of which serves on our board or compensation committee.

Employee Benefit Plans

As of September 30, 2003, we maintained our 1997 Equity Incentive Plan, 2001 Equity Incentive Plan and 2001 Employee Stock Purchase Plan, each of which was approved by our stockholders. Options to purchase 4,883,211 shares were outstanding under our 1997 Equity Incentive Plan, on terms substantially similar to those of our 2001 Equity Incentive Plan, and no further awards could be made under the plan. As of that date, options to purchase 6,743,122 shares were outstanding under our 2001 Equity Incentive Plan, and 18,868,370 shares were available for future awards. There were 678,607 shares available for issuance under our 2001 Employee Stock Purchase Plan as of September 30, 2003, which permits employees to use payroll deductions to purchase shares of common stock at discounted prices. On November 1, 2002 our board of directors adopted a nonqualified stock option plan covering 125,000 shares of common stock, of which 75,000 shares remain available for future grant. The following table gives information about equity awards under our plans as of September 30, 2003.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

	(A)	(B)	(C)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (A))
Equity compensation plans approved by stockholders	11,626,333	$11.00	19,546,977	(1)(2)
Equity compensation plans not approved by stockholders (3)(4)	50,000	$14.02	75,000

Total	11,676,333	$11.01	19,621,977

(1)	Of these, no shares remained available for grant under the 1997 Equity Incentive Plan, 18,868,370 shares remained available for grant under the 2001 Equity Incentive Plan and 678,607 shares remained available for purchase under the 2001 Employee Stock Purchase Plan.

(2)	The 2001 Equity Incentive Plan contains an “evergreen” provision whereby the number of shares available for issuance increases automatically on October 1 of each year during the term of the plan by 5% of NetScreen’s outstanding shares of common stock on the immediately preceding September 30. The 2001 Employee Stock Purchase Plan contains an “evergreen” provision whereby the number of shares available for issuance increases automatically on October 1 of each year by the number of shares of common stock that were purchased under the plan in the preceding year.

(3)	In connection with the acquisition of OneSecure, Inc. in September 2002, all of the outstanding options of OneSecure were converted into options to purchase a total of approximately 351,000 shares of our common stock with a weighted average exercise price of $10.92 per share, of which options to purchase 227,971 shares of our common stock were outstanding as of September 30, 2003. In connection with the acquisition of Neoteris, Inc. in November 2003, all of the outstanding options of Neoteris were converted into options to purchase a total of approximately 1,230,000 shares of our common stock with a weighted average exercise price of $1.58 per share. Statistics regarding the assumed options of OneSecure and Neoteris are not included in the table above.

(4)	Includes 50,000 shares issued to Robert D. Thomas, our chief executive officer, under our 2002 Stock Option Plan. The 2002 Stock Option Plan provides for the granting of nonqualified stock options to employees, officers, consultants, independent contractors and advisors of NetScreen. The plan authorizes the grant of options to purchase up to 125,000 shares of our common stock, of which 75,000 shares remain available for future grant. Under the 2002 Stock Option Plan, our board of directors determines the term of each award and the award price. Nonqualified stock options may have an exercise price not less than 100% of the fair market value on the date of grant. Options generally vest ratably over a four-year period commencing with the grant date and expire no later than ten years from the date of grant.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of our board of directors has selected Ernst & Young LLP as the independent auditors to perform the audit of our financial statements for the fiscal year ending September 30, 2004, and our stockholders are being asked to ratify such selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required by our bylaws or otherwise. However, the board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if it determines that such a change would be in the best interests of NetScreen and its stockholders.

During the fiscal year ended September 30, 2003, the aggregate fees billed by NetScreen’s independent auditors, Ernst & Young LLP, for professional services were as follows:

Audit Fees.    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of NetScreen’s annual consolidated financial statements for the fiscal year ended September 30, 2003, including statutory audits required for NetScreen’s subsidiaries, the review of the consolidated financial statements included in NetScreen’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and audit-related services, were approximately $496,000. This amount includes approximately $84,000 for audit-related services, primarily reporting and SEC filings associated with business combinations.

Financial Information Systems Design and Implementation Fees.    Ernst & Young LLP did not provide any financial information systems design or implementation services in the fiscal year ended September 30, 2003.

All Other Fees.    The aggregate fees billed by Ernst & Young LLP for professional services other than those described above for the fiscal year ended September 30, 2003 totaled approximately $100,000 and were primarily for tax services.

The audit committee has determined that the provision of these services was compatible with maintaining Ernst & Young LLP’s independence.

THE BOARD RECOMMENDS A VOTE FOR THE

RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP

EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers and directors, and their ages and positions as of the date of this proxy statement are as follows:

Name	Age	Position
Robert D. Thomas	54	President, Chief Executive Officer and Director
Robert Beaulieu	50	Vice President of Customer Service
Remo E. Canessa	46	Chief Financial Officer and Corporate Secretary
Anson Chen	42	Vice President of Research and Development
Charles R. Clark	50	Vice President of Operations
Feng Deng	40	Chief Strategy Officer and Director
David K. Flynn	40	Vice President of Marketing
Krishna Kolluri	40	General Manager, Secure Access Products
Mark S. Smith	47	Vice President of Worldwide Sales
Alan L. Earhart	60	Director
Michael L. Goguen	39	Director
Katherine M. Jen	51	Director
Frank J. Marshall	56	Chairman of the Board of Directors
Thomas F. Mendoza	53	Director
Victor E. Parker, Jr.	34	Director

Robert D. Thomas has served as our president and chief executive officer and as a member of our board of directors since October 1998. From 1989 to September 1998, Mr. Thomas served in several roles at Sun Microsystems, Inc., a computer hardware and software company, including general manager of intercontinental operations for Sun’s software business, director of international market development, and director of marketing in Australia and New Zealand. Mr. Thomas holds a B.S. in mathematics from Adelaide University in Australia.

Robert F. Beaulieu has served as our vice president of customer service since November 2003. From April 2003 to November 2003, Mr. Beaulieu served as our director of corporate quality. From April 1998 to April 2003, Mr. Beaulieu was the vice president of engineering operations of Liberate Technologies, a supplier of interactive TV software. He holds a B.A. from the University of New Hampshire and an M.B.A. from Babson College.

Remo E. Canessa has served as our chief financial officer and corporate secretary since July 2001. From December 1998 to July 2001, Mr. Canessa served as a vice president of finance, chief financial officer and treasurer of Bell Microproducts, Inc., a computer equipment distribution company. From August 1998 to December 1998, Mr. Canessa served as vice president of finance and chief financial officer of InfoSeek Corporation, an Internet company. From February 1998 to May 1998, he served as vice president of finance and chief financial officer at Raster Graphics, Inc., a printer and printing press products company. From 1993 to February 1998, Mr. Canessa served as vice president of finance, corporate controller and acting chief financial officer at Bell Microproducts, Inc. He holds a B.A. in economics from the University of California, Berkeley and an M.B.A. from the University of Santa Clara and is a certified public accountant.

Anson Chen has served as our vice president of research and development since November 2003. From 1991 to November 2003, Mr. Chen held a number of positions at Cisco Systems, Inc., a computer networking company, including vice president and general manager of the Network Management and Service Technology Group and general manager of the Intelligent Network Services and Management Business Unit. Mr. Chen holds a B.S. in mathematics and computer science from McGill University.

Charles R. Clark has served as our vice president of operations since November 1999. From 1981 to November 1999, Mr. Clark held a number of positions at Integrated Device Technology, Inc., a semiconductor manufacturer, including vice president of the Centaur division and subsystem division and vice president of the SRAM memory division and subsystem division. Mr. Clark holds a B.S. in zoology from San Jose State University.

Feng Deng has served as our chief strategy officer since December 2003. Prior to that he had served as our vice president of engineering since November 1999, prior to which he was our vice president of hardware engineering since co-founding NetScreen in October 1997. Mr. Deng has also been a member of our board of directors since September 1999. From 1993 to September 1997, Mr. Deng worked at Intel Corporation, a semiconductor company, where he held a variety of technical positions and was involved in the design and development of microprocessor and chip set products. Mr. Deng holds a B.S. and an M.S. in electronic engineering from Tsinghua University, Beijing, and an M.S. in computer engineering from the University of Southern California.

David K. Flynn has served as our vice president of marketing since June 1999. From 1991 to April 1999, Mr. Flynn held various marketing and product management positions at 3Com Corporation, a computer network equipment manufacturer, including vice president of marketing for the architecture and software operation. Mr. Flynn holds a B.A. in economics from Williams College and an M.B.A. from the Stanford Graduate School of Business.

Krishna Kolluri has served as our general manager of Secure Access Products since November 2003. Beginning in March 2001, Mr. Kolluri served as president and chief executive officer of Neoteris, Inc., until November 2003 when Neoteris was acquired by NetScreen. From February 1996 to November 2000, Mr. Kolluri served in various roles at Healtheon/WebMD, an online healthcare company, including senior vice president of Provider Services. Mr. Kolluri holds a B. Tech in mechanical engineering from Indian Institute of Technology, Madras, India, and an M.S. in operations research from the State University of New York, Buffalo.

Mark S. Smith has served as our vice president of worldwide sales since July 1999. From 1996 to July 1999, Mr. Smith served as vice president of worldwide sales at Apptitude, Inc., a computer network management equipment manufacturer. Mr. Smith holds a B.A. in political science from Wheaton College.

Alan L. Earhart has served as a member of our board of directors since December 2002. Mr. Earhart is currently an independent consultant. From 1970 to June 2001, he served in various accounting and management capacities at PricewaterhouseCoopers LLP, an accounting and consulting firm. Mr. Earhart currently serves as a director of Quantum Corporation, a data storage company, and Foundry Networks, Inc., a networking company. Mr. Earhart holds a B.S. in accounting from the University of Oregon.

Michael L. Goguen has served as a member of our board of directors since May 1998. Mr. Goguen has held various positions at Sequoia Capital, a venture capital firm, since 1996 and has been a general partner since 1997. Mr. Goguen serves as a director of several private companies. Mr. Goguen holds a B.S. in electrical engineering from Cornell University and an M.S. in electrical engineering from Stanford University.

Katherine M. Jen has served as a member of our board of directors since June 1999. Ms. Jen has been a general partner of AsiaTech Management, LLC, a venture capital firm since November 1997. From 1993 to November 1997, Ms. Jen served as a vice president and corporate secretary of Wyse Technology, a Windows-based and custom application terminals provider. Ms. Jen holds an L.L.B. from National Taiwan University.

Frank J. Marshall has served as a member of our board of directors since December 1997 and the chairman of our board of directors since November 2002. Mr. Marshall is a private investor in early stage high technology companies. Mr. Marshall serves as a director and advisor for several private companies and is a director for PMC-Sierra, Inc., an internetworking semiconductor solutions company. From November 2000 until July 2001,

Mr. Marshall was the interim chief executive officer of Covad Communications Group, Inc. Mr. Marshall served as vice president of engineering and general manager, core business unit of Cisco Systems, Inc. from 1992 until October 1997. He holds a B.S. in electrical engineering from Carnegie Mellon University and an M.S. in electrical engineering from the University of California, Irvine.

Thomas F. Mendoza has served as a member of our board of directors since June 1999. Mr. Mendoza has served as the president of Network Appliance, Inc., a computer networking company, since May 2000, prior to which he served in various management and executive positions at Network Appliance since 1994. Mr. Mendoza holds a B.A. in economics from the University of Notre Dame.

Victor E. Parker, Jr. has served as a member of our board of directors since July 2000. Mr. Parker has held various positions at Spectrum Equity Investors, a venture capital firm, since August 1998 and has been a general partner since May 2000. Mr. Parker was a product manager at ONYX Software, Inc., a computer software company, from June 1997 to September 1997. From 1992 to June 1996, he was an associate at Summit Partners, a venture capital firm. Mr. Parker also serves as a director of several private companies. Mr. Parker holds a B.A. in earth sciences from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents information as to the beneficial ownership of our common stock as of December 31, 2003 by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers named in the summary compensation table that follows; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. To our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable and except as otherwise indicated below. Shares of common stock subject to options that are exercisable within 60 days of December 31, 2003 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person.

The percentage of outstanding shares beneficially owned as of December 31, 2003 is based on 92,261,894 shares of common stock outstanding on that date.

	Percentage of Outstanding Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent
Feng Deng (1)	3,235,100	3.51%
Michael L. Goguen (2) Sequoia Capital and affiliates	2,796,868	3.03
Robert D. Thomas (3)	1,823,135	1.97
Frank J. Marshall (4) Big Basin Partners L.P. and affiliates	672,536	*
Mark S. Smith (5)	633,889	*
David K. Flynn (6)	625,684	*
Katherine Jen (7) Silicon Valley Equity Fund and affiliates	326,208	*
Remo E. Canessa (8)	161,410	*
Thomas F. Mendoza (9)	140,151	*
Nir Zuk (10)	69,931	*
Alan L. Earhart (11)	24,582	*
Victor E. Parker, Jr. (12)	16,316	*
All executive officers and directors as a group (15 persons) (13)	10,644,259	11.98

*	Represents beneficial ownership of less than 1%.

(1)	Includes 2,646,100 shares held by the D&H Family Trust, 83,820 shares held by Alec Deng 2000 Irrevocable Trust, 200,000 shares held by Feng Deng 2003 Grantor Retained Annuity Trust 10/28/03, 200,000 shares held by Birong Hu 2003 Grantor Retained Annuity Trust 10/28/03, 5,590 shares held by Birong Hu and 12,501 shares that, as of December 31, 2003, were subject to our lapsing right of repurchase at the initial purchase price.

(2)	Represents 1,600,379 shares held by Sequoia Capital Franchise Fund, 379,203 shares held by Sequoia Capital X, 359,504 shares held by Sequoia Capital IX, 218,230 shares held by Sequoia Capital Franchise Partners, 66,375 shares held by Sequoia Capital IX Principals Fund, 56,212 shares held by Sequoia Technology Partners X, 55,332 shares held by Sequoia Capital Entrepreneurs Fund, 45,800 shares held by Sequoia Capital X Principals Fund and 15,833 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003. Mr. Goguen, is a managing partner of SCFF Management LLC, the general partner of Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners. Mr. Goguen is a non-managing member of SC VII Management-A, LLC, the general partner of Sequoia Capital VII, Sequoia Technology Partners VII and Sequoia International Partners. Mr. Goguen disclaims beneficial ownership of the listed shares except to the extent of his pecuniary interest in the Sequoia funds. The address of Sequoia Capital and Mr. Goguen is 3000 Sand Hill Road, Building 4, Suite 180, Menlo Park, California 94025.

(3)	Includes shares held by Robert and Linda Thomas as community property, 14,000 shares held on behalf of Alexandria Thomas, 7,000 shares held on behalf of Kendall Thomas, and 50,001 shares that, as of December 31, 2003, were subject to our lapsing right of repurchase at the initial purchase price. Also includes 137,499 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(4)	Includes 458,671 shares held by Big Basin Partners L.P., of which Mr. Marshall is a general partner, 60,032 shares held by Timark LP, of which Mr. Marshall is a general partner and 15,833 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(5)	Includes 171,083 shares held by Mark Smith and Deborah Smith Family Trust, 375,417 shares held by Mark and Deborah Smith as community property, 71,200 shares held by Mark Smith and Deborah Smith

Children’s Trust, and 17,500 shares that, as of December 31, 2003, were subject to our lapsing right of repurchase at the initial purchase price. Also includes 10,625 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(6)	Includes 388,880 shares held by the Flynn Living Trust U/T/A dated July 22, 1999, 100,910 shares held by the David Flynn Grantor retained Annuity Trust, UTA dated 11/15/01, 100,910 shares held by the Pamela Flynn Grantor retained Annuity Trust, UTA dated 11/15/01, 8,000 shares held by the Connor Flynn 2000 Trust, 8,000 shares held by the Hunter Flynn 2000 Trust and 3,300 shares held by the Logan Flynn 2001 Trust UTA dated 11/15/01. Includes 15,000 shares that, as of December 31, 2003, were subject to our lapsing right of repurchase at the initial purchase price. Also includes 10,625 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(7)	Represents 310,375 shares held by Silicon Valley Equity Fund, L.P. and 15,833 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003. Ms. Jen is a managing partner of AsiaTech Management LLC, the general partner of the Silicon Valley Equity Fund, L.P. and Silicon Valley Equity Fund II, L.P. Ms. Jen disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest in the Silicon Valley Equity funds.

(8)	Includes 157,081 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(9)	Includes 15,833 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(10)	Includes 34,331 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(11)	Represents 24,582 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(12)	Includes 15,833 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2003.

(13)	Includes 459,304 shares subject to options exercisable within 60 days of December 31, 2003 and an aggregate of 103,753 shares held by our executive officers and directors as a group that, as of December 31, 2003, were subject to our lapsing right of repurchase at the initial purchase price.

EXECUTIVE COMPENSATION

The following table presents compensation information for the fiscal years ended September 30, 2003, 2002 and 2001 paid or accrued to our chief executive officer and our four other most highly compensated executive officers whose salary for the fiscal year exceeded $100,000 and who were serving as executive officers as of September 30, 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus (1)		Securities Underlying Options
Robert D. Thomas President and Chief Executive Officer	2003 2002 2001	$300,000 300,000 241,250	$189,484 186,804 105,840		250,000 250,000 —

Mark S. Smith Vice President of Worldwide Sales	2003 2002 2001	196,614 188,750 175,001	540,806 161,410 165,643	(2) (3) (4)	205,000 — —

Remo E. Canessa Chief Financial Officer and Corporate Secretary	2003 2002 2001	210,280 208,080 45,862	103,301 95,536 16,114		30,000 150,000 430,000

David K. Flynn Vice President of Marketing	2003 2002 2001	207,030 204,518 194,792	101,704 83,478 68,943		205,000 — —

Nir Zuk Chief Technology Officer	2003 2002 2001	199,999 6,060 —	98,250 — —		— 463,442 —

(1)	Bonuses paid in the fourth quarter of calendar years 2003, 2002 and 2001 for services rendered during the fiscal years ended September 30, 2003, 2002 and 2001, respectively.

(2)	Includes sales commissions of $110,428.

(3)	Includes sales commissions of $121,767.

(4)	Includes sales commissions of $125,251.

Additionally, in connection with our acquisition of OneSecure we entered into an Offer Letter agreement with Mr. Zuk on August 20, 2002 that provides the terms of his “at will” employment with us. Pursuant to this agreement, he will be eligible to receive cash bonuses of up to $350,000 upon the completion of certain performance goals related to the integration of OneSecure with NetScreen.

Option Grants in Fiscal 2003

The following table presents the grant of stock options under our 2001 Equity Incentive Plan and 2002 Stock Option Plan for fiscal 2003 to our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers as of September 30, 2003.

All options granted under our 2001 Equity Incentive Plan are either incentive stock options or nonqualified stock options and all options granted under our 2002 Stock Option Plan are nonqualified stock options. Options granted under our 2001 Equity Incentive Plan and 2002 Stock Option Plan may be immediately exercisable. We have the right to purchase any exercised and unvested shares at the original exercise price. Options generally vest over four years commencing on the date of grant and become exercisable as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month thereafter. Options expire ten years from the date of grant.

Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the our board on the date of grant. During fiscal 2003, we granted to our employees options to purchase a total of 4,227,556 shares of our common stock.

Potential realizable values are computed by:

•	Multiplying the number of shares subject to a given a option by the market price per share on the date of grant;

•	Assuming that the aggregate option exercise price derived from that calculation compounds at the annual 5% and 10% rates shown in the table for the entire 10-year term of the option; and

•	Subtracting from that result the aggregate option exercise price.

The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices. The closing price per share of our common stock as reported on The Nasdaq National Market on September 30, 2003 was $22.23.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options		Percent of Total Options Granted to Employees in Fiscal 2003	Exercise or Base Price Per Share	Expiration Date	Value of Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%	10%
Robert D. Thomas	50,000	(1)	1.2%	$14.02	10/31/12	$440,855	$1,117,213
	200,000		4.7	20.75	4/24/13	2,609,913	6,614,031
Mark S. Smith	30,000		0.7	16.01	12/5/12	302,058	765,475
	175,000		4.1	20.75	4/24/13	2,283,674	5,787,277
Remo E. Canessa	30,000		0.7	16.01	12/5/12	302,058	765,475
David K. Flynn	30,000		0.7	16.01	12/5/12	302,058	765,475
	175,000		4.1	20.75	4/24/13	2,283,674	5,787,277
Nir Zuk	—		—	—	—	—	—

(1)	Issued under our 2002 Stock Option Plan

Option Exercises and Holdings in Fiscal 2003

The following table presents the number of shares of common stock subject to vested and unvested stock options held as of September 30, 2003 by our chief executive officer and four other most highly compensated executive officers who were serving as executive officers as of September 30, 2003. The value of in-the-money options is based on $22.23, the closing price per share of our common stock on September 30, 2003, as reported on the Nasdaq National Market.

Each of the options granted to the optionees listed in the table below was either immediately exercisable upon grant, subject to our right to repurchase the option shares upon termination of the optionee’s employment, or generally vests over four years commencing on the date of grant and becomes exercisable as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at September 30, 2003 (1)		Value of Unexercised In-The-Money Options at September 30, 2003
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert D. Thomas	—	$—	106,250	468,751	$872,313	$3,553,960
Mark S. Smith	—	—	—	231,250	—	1,009,450
Remo E. Canessa	140,000	1,905,561	121,040	323,960	1,606,341	4,377,709
David K. Flynn	—	—	—	227,500	—	928,900
Nir Zuk	4,000	54,240	26,930	432,512	302,963	4,597,760

(1)	The columns captioned “exercisable” and “unexercisable” include shares that are subject to our right to repurchase upon termination of the officer’s employment.

Change in Control and Severance Arrangements with Executive Officers

The options held by our executive officers generally provide for acceleration of the vesting of such options upon the occurrence of specified events. If there is a dissolution, liquidation, or merger where NetScreen is not the surviving entity or where NetScreen is the surviving entity but the stockholders prior to the transaction ceased to own their shares or equity interest in NetScreen, or a sale of substantially all the assets of NetScreen and an involuntary or constructive termination without cause of the executive officer’s employment with us or our successor, 50% of the then unvested shares subject to the executive officer’s stock options would become fully vested.

In connection with our acquisition of OneSecure we assumed stock option agreements with Mr. Zuk that provide for the options to vest in full immediately upon an involuntary or constructive termination without cause of Mr. Zuk’s employment with us or our successor within 18 months after a change of control of NetScreen or the sale of substantially all of our assets.

If we terminate the employment of Feng Deng, a director and executive officer, he would be entitled to receive a total of $100,000 payable in 12 equal monthly installments.

Additionally, Mr. Kolluri, an executive officer, will be entitled to two years of accelerated vesting and/or accelerated exercisability of his stock and options, and to six months of salary continuation, if within two years after our acquisition of Neoteris there is a termination by us of Mr. Kolluri’s employment without cause or a voluntary termination by Mr. Kolluri for good reason.

The compensation committee report, stock price performance graph and audit committee report that follow are required by the Securities and Exchange Commission. The information in these sections shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. In addition, this information shall not otherwise be deemed to be “soliciting material” or filed under these Acts.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee of the board of directors administers NetScreen’s executive compensation program. The members of the compensation committee are Messrs. Goguen, Marshall and Mendoza. Each is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. None of the members of the compensation committee has any interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Philosophy

The role of the compensation committee is to set the salaries and other compensation of NetScreen’s executive officers, to make stock option grants larger than 40,000 shares, and to administer the stock option and other employee equity and bonus plans.

Our compensation committee has delegated its authority to grant options under limited circumstances. Option grants for 40,000 or fewer shares to persons other than executive officers can be authorized by our chief executive officer and chief financial officer. Such option grants cannot result in aggregate option grants to any employee that exceed 40,000 shares.

NetScreen’s compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables NetScreen to attract, motivate, reward and retain executive officers. Accordingly, each executive officer’s compensation package may, in one or more years, include any or all of the following elements:

•	base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that are of comparable size to NetScreen and with which NetScreen competes for executive personnel;

•	annual variable performance awards, such as cash bonuses or stock-based incentive awards, including cash incentive programs tied to the achievement of performance goals established by the compensation committee; and

•	long-term stock-based incentive awards, which strengthen the mutuality of interests between NetScreen’s executive officers and NetScreen’s stockholders.

In preparing the performance graph for this proxy statement, NetScreen used the S&P Information Technology Index as its published line of business index. The compensation practices of most of the companies in that index were not reviewed by NetScreen when the compensation committee reviewed the compensation information described above because such companies were determined not to be competitive with NetScreen for executive talent.

Executive Compensation

Base Salary.    Salaries for executive officers for the fiscal year ended September 30, 2003 generally were determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Annual Incentive Awards.    In the past, NetScreen has included performance-based bonuses, payable in cash or stock-based awards, as part of each executive’s annual compensation plan. Annual performance-based bonuses are based on goals and objectives initially defined by the chief executive officer, the compensation committee or the board of directors. This practice is expected to continue and each executive’s annual performance will be measured by the achievement of established goals and objectives. For the fiscal year ended September 30, 2003, executive bonuses ranged from $86,573 to $430,378.

Long-Term Incentive Awards.    The compensation committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of NetScreen stockholders and encourages executive officers to remain employed with NetScreen. Stock options generally have value for executive officers only if the price of our stock increases above the fair market value on the grant date and the officer remains employed with NetScreen for the period required for the shares to vest.

NetScreen grants stock options in accordance with the 2001 Equity Incentive Plan and 2002 Stock Option Plan. Stock option awards typically have been granted to executive officers when the executive first joins us. The compensation committee may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact NetScreen’s results, past performance or consistency within the officer’s peer group. In the fiscal year ended September 30, 2003, the compensation committee considered these factors, as well as the number of NetScreen stock options held by such executive officers as of the date of grant that remain unvested. At the discretion of the compensation committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with NetScreen and to strive to increase the value of NetScreen’s common stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of NetScreen’s common stock on the date of grant. The vesting for options granted to executive officers for the fiscal year ended September 30, 2003 was designed to further incentivize the retention of NetScreen’s executive officers.

Chief Executive Officer Compensation

Mr. Thomas’ base salary, target bonus and bonus paid for the fiscal year ended September 30, 2003 were determined by the compensation committee in a manner consistent with the factors described above for all executive officers. Mr. Thomas’ base salary was $300,000 in fiscal 2003 and Mr. Thomas was awarded an annual incentive award of $189,484 and options for 200,000 shares, based on the compensation committee’s opinion of Mr. Thomas’ long-term contributions and expected future contributions. On November 1, 2002, the compensation committee awarded Mr. Thomas an option to purchase an additional 50,000 shares, with vesting beginning at the time of his fiscal 2002 award, that it had been unable to grant earlier as a result of plan limits.

Internal Revenue Code Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the compensation committee believes that grants made pursuant to NetScreen’s stock option plan and Equity Incentive Plans meet the requirements that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The compensation committee’s present intention is to comply with Section 162(m) unless the compensation committee feels that compliance with these requirements would not be in the best interest of NetScreen or its stockholders.

Compensation Committee

Michael L. Goguen
Frank J. Marshall
Thomas F. Mendoza

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our common stock, the Nasdaq Composite Index (U.S.) and the S&P Information Technology Index. The graph and table assume that $100 was invested in our common stock, the Nasdaq Composite Index (U.S.) and the S&P Information Technology Index on December 12, 2001, the date of our initial public offering, and calculates the annual return through September 30, 2003. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Comparison of Cumulative Total Return

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors oversees all aspects of our financial accounting, audit and reporting functions, including the disclosure controls and procedures and internal controls and procedures relating thereto, monitors the adequacy of our accounting and financial reporting practices, appoints and evaluates the independence and performance of our independent auditors, pre-approves all audit services to be provided by any auditing firm and all audit and non-audit services to be provided by our independent auditors, and provides the board of directors such additional information and materials as it may deem necessary to make the board aware of significant financial, accounting and internal control matters that require the attention of the board.

The board of directors has adopted a written charter for the audit committee, a copy of which is attached as Annex A to this proxy statement. Under its charter the audit committee must consist of at least three directors and each must be “independent” as defined by the rules of The Nasdaq Stock Market. The current members of the committee are Mr. Earhart, Mr. Marshall and Mr. Parker, each of whom is independent as defined by such rules.

NetScreen’s financial and senior management are responsible for NetScreen’s financial reporting process and systems of internal controls. NetScreen’s independent auditors are responsible for performing an independent audit of its consolidated financial statements in accordance with generally accepted auditing standards and issue a report on these consolidated financial statements. The audit committee has general oversight responsibility with respect to NetScreen’s financial reporting, and reviews the results and scope of the audit and other services provided by NetScreen’s independent auditors.

The audit committee has reviewed NetScreen’s audited consolidated financial statements for the fiscal year ended September 30, 2003 and has discussed them with both the management of NetScreen and its independent accountants. The audit committee discussed with NetScreen’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The audit committee has also received from NetScreen’s independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with NetScreen’s independent auditors the independence of that firm. The audit committee has also considered whether the provision of non-audit services by NetScreen’s independent auditors is compatible with maintaining the independence of the independent auditors.

Based on the audit committee’s discussions with the management of NetScreen and NetScreen’s independent auditors and based on the audit committee’s review of NetScreen’s audited consolidated financial statements together with the report of NetScreen’s independent auditors on the consolidated financial statements and the representations of NetScreen’s management with regard to these consolidated financial statements, the audit committee recommended to NetScreen’s board of directors that the audited consolidated financial statements for the fiscal year ended September 30, 2003 be included in NetScreen’s annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2003.

Audit Committee

Alan L. Earhart
Frank J. Marshall
Victor E. Parker, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the compensation arrangements described in “Director Compensation”, “Executive Compensation” and the transactions described below, since October 1, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds $60,000; and

•	in which any director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Sale of Products and Services

During the fiscal year ended September 30, 2003, we sold products and services to two companies affiliated with the brother of Mr. Deng, an executive officer and director of NetScreen. These companies acted as resellers of our products and services in China. All transactions were conducted at arm’s length. The total amount sold to these companies during the fiscal year ended September 30, 2003 was approximately $102,000. As of September 30, 2003, accounts receivable included approximately $25,000 due from these companies.

Loans to Executive Officers in Connection With Exercise of Options

In connection with the exercise of options, executive officers delivered promissory notes on the dates and in the amounts indicated below. Each of these loans was made prior to the July 2002 enactment of the Sarbanes-Oxley Act. In each case, these notes were payable on or before the fifth anniversary of the date of the note and accrue interest at a rate of 6% compounded annually. These notes were secured by the shares purchased by the executive officer. All of these loans have been repaid, and none were materially modified or renewed following enactment of the Sarbanes-Oxley Act.

Date	Name	Number of Shares Purchased	Original Amount of Loan	Largest Amount of Indebtedness since October 1, 2002	Current Amount of Loan
July 2000	Robert D. Thomas	400,000	$299,800	$347,703	$—
July 2000	Mark S. Smith	140,000	104,930	106,517	—
July 2000	David K. Flynn	120,000	89,940	91,300	—
July 2000	Feng Deng	100,000	74,950	86,876	—
July 2000	Charles R. Clark	70,000	52,500	61,003	—
November 1999	Charles R. Clark	420,000	209,790	246,118	—
August 1999	Mark S. Smith	890,000	110,805	96,242	—
July 1999	Robert D. Thomas	1,120,000	83,440	99,598	—
July 1999	David K. Flynn	890,000	66,305	48,274	—
March 1999	Robert D. Thomas	1,330,000	99,085	106,422	—

FORM 10-K

We filed our annual report on Form 10-K with the Securities and Exchange Commission on December 24, 2003. Stockholders may obtain a copy of this report without charge by writing to Investor Relations at our principal executive offices located at 805 11th Avenue, Building 3, Sunnyvale, California 94089.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended to be included in our proxy materials for our 2005 Annual Meeting of Stockholders must be received by us at our principal executive offices no later than September 30, 2004. Proposals received after that date are not required to be included in our proxy materials for that meeting. Other stockholder proposals may be presented at the 2005 Annual Meeting only if we have received adequate notice of such proposals at our principal executive offices no later than December 20, 2004. Proposals we receive after that date will be considered untimely and may not be presented at our 2005 Annual Meeting. For more information about the procedure for submitting proposals for consideration at a stockholder meeting, you may request a copy of our bylaws from the Corporate Secretary at the address set forth above.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16 of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and The Nasdaq National Market, and to furnish us with copies of all Section 16 forms that they file. Based solely on our review of the copies of such forms furnished to us, we believe that during our fiscal year ended September 30, 2003 all the reporting persons complied with the Section 16 filing requirements.

OTHER BUSINESS

The board of directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the board, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Annex A

NETSCREEN TECHNOLOGIES, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

As Amended on December 10, 2003

I.    Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of NetScreen Technologies, Inc., a Delaware corporation (the “Company”), is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company’s financial accounting, reporting and controls. The Committee’s principal functions are to:

•	oversee all aspects of the Company’s financial accounting, audit and reporting functions, including the disclosure controls and procedures and internal controls and procedures relating thereto;

•	monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company’s independent auditors, the Company’s financial and senior management;

•	appoint independent auditors to audit the Company’s financial statements and review and evaluate the qualifications, independence and performance of the Company’s independent auditors;

•	pre-approve all audit and non-audit services to be provided by independent auditors and pre-approve all audit services to be provided by accounting firms other than the Company’s independent auditors;

•	annually prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement if and as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time;

•	facilitate communication among the Company’s independent auditors, the Company’s financial and senior management, and the Board; and

•	provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise any investigation into matters within the scope of this charter, including the power to direct Company personnel to conduct investigations on its behalf and to retain outside counsel and other advisors in connection with any such investigation. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of compensation to (i) the independent auditors for the purpose of rendering or issuing an audit report and (ii) to any outside advisors employed by the Committee pursuant to this charter.

II.    Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a Chairman of the Committee is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

The Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be “independent” as defined by the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market, as they may be amended from time to time (the “Rules”). Each member of the Committee shall have the ability to read and understand fundamental financial statements and at least one member shall have such financial expertise as is required under the Rules.

III.    Meetings

Meetings of the Committee shall be held from time to time as determined by the Board and/or the members of the Committee. The Committee should periodically meet with the independent auditors out of the presence of management to discuss: internal controls, the completeness and accuracy of the Company’s financial statements, critical accounting policies, alternative treatments under generally accepted accounting principles and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a no less frequently than quarterly basis in connection with their review of the Company’s financial statements.

IV.    Responsibilities and Duties

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1.    Review the Company’s quarterly and annual financial information and statements contained in periodic reports filed with the Securities and Exchange Commission, including any report or opinion prepared by the independent auditors and delivered to the Company, prior to distribution to the public or filing with the Securities and Exchange Commission.

2.    In connection with the Committee’s review of the annual financial statements:

•	Discuss with the independent auditors and management the financial statements and the results of the independent auditors’ audit of the financial statements.

•	Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles, the reasonableness of significant judgments, management’s assessment of the Company’s internal controls and procedures, the clarity of the disclosures in the Company’s financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information or any significant disagreements among management and the independent auditors.

3.    In connection with the Committee’s review of the quarterly financial statements:

•	Discuss with the independent auditors and management the financial statements and the results of the independent auditors’ SAS 100 review of the quarterly financial statements.

•	Discuss significant issues, events, transactions, any changes regarding the Company’s internal controls and procedures, any changes regarding independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company’s financial statements and any significant difficulties encountered during the course of the review, including any restrictions on the scope of work or access to required information or any significant disagreements among management and the independent auditors.

•	Discuss with management any fraud or significant deficiencies in the design or operations of the Company’s internal controls discovered by management during the quarter.

4.    Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

5.    Review the Management’s Discussion and Analysis section of the Company’s Forms 10-Q and 10-K, and where appropriate, registration statements under the Securities Act of 1933, including, estimates and critical accounting policies required to be disclosed in the Company’s periodic reports, prior to filing with the SEC and discuss with management and the independent auditors.

6.    Review and discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

7.    Discuss any comments or recommendations of the independent auditors outlined in any management letter or other significant communication with management of the Company. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

8.    Review the reports that are required to be delivered by the independent auditors addressing: (i) all critical accounting policies, estimates and practices used; and (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of each alternative and the treatment preferred by the independent auditors.

9.    Direct and discuss with the independent auditors and management their periodic reviews of the adequacy of the Company’s accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Committee by each group.

10.    Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

11.    Appoint and, where appropriate, replace the independent auditors. Review the independence, performance, experience and qualifications of the independent auditors.

12.    Communicate with the Company’s independent auditors about the Company’s expectations regarding its relationship with the auditors, including the following: (i) the independent auditors’ ultimate accountability to the Board and the Committee, as representatives of the Company’s stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

13.    Review and approve processes and procedures to ensure the continuing independence of the Company’s independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

14.    Resolve any disagreements between management and the independent auditors regarding financial reporting.

15.    Pre-approve (a) all audit and non-audit services to be provided by the Company’s independent auditors, including review of the independent auditors’ audit plan, proposals for services and approval of all fees and other compensation to be paid to the independent auditors, and (b) all audit services to be provided by accounting firms other than the Company’s independent auditors. The Committee may delegate the authority to grant such pre-approvals to one or more members of the Committee, provided that the pre-approval decision and related services are presented to the Committee at its next regularly scheduled meeting.

16.    Periodically review the status of any legal or regulatory matters that could have a significant impact on the Company’s financial statements.

17.    Annually prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

18.    Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee’s responsibilities.

19.    Establish procedures to receive and process complaints regarding accounting, internal auditing controls or auditing matters, and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters, and review and investigate such complaints as the Committee deems appropriate, as required by law, The Nasdaq Stock Market, or the rules and regulations of the Securities and Exchange Commission, as amended from time to time.

20.    Review and assess the adequacy of the Committee’s charter at least annually. Submit the charter to the Company’s Board of Directors for review and include a copy of the charter as an appendix to the Company’s proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as amended from time to time (currently, once every three years).

21.    Review and approve all transactions between the Company and any related party, as required by the rules of The Nasdaq Stock Market, as amended from time to time.

22.    Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and The Nasdaq Stock Market, and perform other activities that are consistent with this charter, the Company’s Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate and directs from time to time.

NETSCREEN TECHNOLOGIES, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

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2. Enter your Voter Control Number Listed above and follow the easy steps outlined on the secured website.		2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

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DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED BELOW. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2 .

The board of directors recommends that you vote “FOR” the election of the two nominees listed in Proposal No. 1 and “FOR” Proposal No. 2.

1. Election of Directors. Nominees: (01) Michael L. Goguen and (02) Robert D. Thomas

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	2.	Ratification of the selection of Ernst & Young LLP as NetScreen Technologies, Inc.’s independent auditors for the fiscal year ending September 30, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	3.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by
Rule 14a-4(c) promulgated under the Securities Exchange Act of
1934, as amended.
For all nominees except as written above

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING
IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN
AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED
RETURN ENVELOPE SO THAT YOUR SHARES MAY BE
REPRESENTED AT THE MEETING.

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of these persons should sign the proxy. If shares of stock are held of
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Signature:	Date:	Signature:	Date:

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

NETSCREEN TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

This proxy is solicited on behalf of the board of directors of NetScreen Technologies, Inc.

The undersigned hereby appoints Robert D. Thomas and Remo E. Canessa, and each of them, as proxies, each with full power of substitution and resubstitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock, $0.001 par value per share, of NetScreen Technologies, Inc., held of record by the undersigned on January 15, 2004, at the Annual Meeting of Stockholders to be held at our executive offices, located at 805 11th Avenue, Building 3 in Sunnyvale, California, on Friday, March 5, 2004 at 9:00 a.m., Pacific Time, and at any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE